CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form N-14 (File No. 333-170759) of:
(i) our report dated December 15, 2009, relating to the financial statements and financial highlights which appears in the October 31, 2009 Annual Reports to Shareholders of Invesco Libor Alpha Fund (formerly known as AIM Libor Alpha Fund), one of the portfolios constituting AIM Investment Funds (Invesco Investment Funds) which is also incorporated by reference into Amendment;
(ii) our reports dated April 9, 2010, relating to the financial statements and financial highlights which appear in the February 28, 2010 Annual Reports to Shareholders of
•	Invesco Real Estate Fund (formerly known as AIM Real Estate Fund),

•	Invesco Short Term Bond Fund (formerly known as AIM Short Term Bond), and

•	Invesco U.S. Government Fund (formerly known as AIM U.S. Government Fund), three of the portfolios constituting AIM Investment Securities Funds (Invesco Investment Securities Funds), which are also incorporated by reference into the Amendment;
(iii) our report dated November 22, 2010, relating to the financial statements and financial highlights which appears in the September 30, 2010 Annual Report to Shareholders of Invesco Van Kampen Government Securities Fund, one of the portfolios constituting AIM Investment Securities (Invesco Investment Securities), which is also incorporated by reference into Amendment
We also consent to the references to us under the headings “Financial Highlights,” in the prospectuses and “Other Service Providers” in the statements of additional information which are incorporated by reference into the Amendment.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers, LLP
Houston, Texas
December 29, 2010